Exhibit 1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of April 10, 2014, is by and among Southpoint Master Fund, LP, Southpoint Capital Advisors LP, Southpoint Capital Advisors LLC, Southpoint GP, LP, Southpoint GP, LLC and John S. Clark II (collectively, the "Filers").

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D and/or 13G with respect to shares of Class A Common Stock of Nexstar Broadcasting Group, Inc. beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13D and/or 13G (and any amendments thereto) on behalf of each of the Filers, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

SOUTHPOINT MASTER FUND, LP By: Southpoint GP, LP, its General Partner By: Southpoint GP, LLC, its General Partner

By:	/s/ John S. Clark II
Name: John S. Clark II
Title: Managing Member

SOUTHPOINT CAPITAL ADVISORS LP By: Southpoint Capital Advisors LLC, its General Partner

By:	/s/ John S. Clark II
Name: John S. Clark II
Title: Managing Member

SOUTHPOINT CAPITAL ADVISORS LLC

By:	/s/ John S. Clark II
Name: John S. Clark II
Title: Managing Member

SOUTHPOINT GP, LP By: Southpoint GP, LLC, its General Partner

By:	/s/ John S. Clark II
Name: John S. Clark II
Title: Managing Member

SOUTHPOINT GP, LLC

By:	/s/ John S. Clark II
Name: John S. Clark II
Title: Managing Member

By:	/s/ John S. Clark II
John S. Clark II, individually